BECKSTEAD AND WATTS, LLP
CERTIFIED PUBLIC ACCOUNTANTS
                                               3340 Wynn Road, Suite B
                                                   Las Vegas, NV 89102
                                                          702.257.1984
                                                      702.362.0540 fax


                INDEPENDENT ACCOUNTANTS' REVIEW REPORT


Board of Directors
Portage Partners, Ltd.

We have reviewed the accompanying balance sheet of Portage Partners, Ltd. (a Nevada corporation) (a development stage company) as of September 30, 2002 and the related statements of operations for the three and six-months ended September 30, 2002 and 2001, and statements of cash flows for the six-months ended September 30, 2002 and 2001. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements referred to above for them to be in conformity with generally accepted accounting principles in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) the balance sheet of Portage Partners, Ltd. as of June 30, 2002, and the related statements of operations, stockholders' equity, and cash flows for the year then ended (not presented herein) and in our report dated July 30, 2004, we expressed an unqualified opinion on those financial statements.



July 30, 2004





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                        PORTAGE PARTNERS, LTD.

                            BALANCE SHEETS
                                as of
                          September 30, 2002


                                 and

                       Statements of Operations
                      for the Three Months Ended
                     September 30, 2002 and 2001,

                                 and

                              Cash Flows
                      for the Three Months Ended
                     September 30, 2002 and 2001,








                          TABLE OF CONTENTS





                                                Page

Independent Accountants' Review Report                     1

Balance Sheet                                                          2

Statements of Operations                                          3

Statements of Cash Flows                                        4

Footnotes                                                                5


Page 2